UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2020

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

Preliminary Fourth Quarter Results

The preliminary estimated financial and operational results included in this Current Report on Form 8-K (“Current Report”) for the quarter and full-year ended December 31, 2019 remain subject to the completion of Occidental Petroleum Corporation’s (“Occidental”) customary quarterly closing and review procedures. Occidental will announce its final fourth quarter and full-year results on February 27, 2020.

The preliminary results included in this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filings made by Occidental under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Financial Reporting Updates for the Fourth Quarter

Occidental will report fourth quarter net income on a Reported and Adjusted basis. Adjusted income is a supplemental measure not calculated in accordance with generally accepted accounting principles (“GAAP”). Occidental defines Adjusted income as net income excluding the effects of significant transactions and events that affect earnings but vary widely and unpredictably in nature, timing and amount. These events may recur, even across successive reporting periods. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods. Reported net income is considered representative of management’s performance over the long term, and Adjusted income is not considered to be an alternative to net income reported in accordance with GAAP.

As previously disclosed, as of December 31, 2019, and on a go-forward basis, Occidental will no longer consolidate the statement of operations, balance sheet, and statement of cash flows of  Western Midstream Partners, LP (“WES”). Occidental’s statements of operations and cash flows for the fourth quarter of 2019 will include WES’s results of operations and cash flows, while Occidental’s balance sheet as of December 31, 2019 will reflect Occidental’s investment in WES upon applying the equity method of accounting.

Capital Spending

Occidental expects to report capital spending for the fourth quarter of 2019 of $1.95 billion excluding discontinued operations and WES. Pro forma capital spending excluding discontinued operations and WES for the full-year 2019 is expected to be $8.2 billion, $400 million below Occidental’s 2019 pro forma capital budget of $8.6 billion.

Production

Occidental expects to report production from continuing operations for the fourth quarter of 2019 of 1,402 thousand barrels of oil equivalent per day (MBOED), including Permian Resources production of 476 MBOED and International production of 257 MBOED.

Production from continuing operations for the fourth quarter exceeded guidance of 1,312 – 1,336 MBOED provided on November 4, 2019 due to:
•	reduced downtime;
•	improved time to market; and
•	strong base and new well performance.

Additionally, production in the quarter was impacted by:
•	an adjustment for higher than expected royalty and outside operated payments for the DJ Basin of 7 MBOED; and
•	the termination of Occidental’s production contracts in Qatar on October 6, 2019, which generated Reported production of 4 MBOED.

Adjusting for the above, normalized production for fourth quarter of 2019 was 1,391 MBOED.

Pro forma ongoing production for 2019 totaled 1,346 MBOED. Annual production is expected to grow 2% in 2020 with the full-year capital budget of $5.2 - $5.4 billion.

Domestic Realized Prices

Occidental expects to report the following domestic realized prices for the fourth quarter of 2019:

Oil ($/BBL)	$56.00
NGLs ($/BBL)	$17.25
Natural Gas ($/MCF)	$1.75

Domestic Reported production for the quarter is expected to consist of approximately 56% Oil, 20% NGLs, and 24% Natural Gas.

Domestic Transportation Costs for the quarter are expected to be $3.92/BOE.

Domestic Depreciation, Depletion, and Amortization (DD&A)

Domestic DD&A for the fourth quarter is expected to be $16.23/BOE.

Items Affecting Comparability

Occidental expects that its Reported income for the fourth quarter will be impacted by pre-tax charges related to Occidental’s acquisition of Anadarko Petroleum Corporation (the “Acquisition”), and certain other items affecting comparability. Items affecting comparability for the fourth quarter of 2019 are expected to include:

•	an aggregate net gain on sale of $475 million on Occidental’s transfer of Midland basin assets into Occidental’s joint venture with Ecopetrol and sale of real estate assets;

•	impairment and other charges of approximately $1 billion primarily reflecting Occidental’s investment in WES at fair value as of December 31, 2019 upon applying the equity method of accounting;

•	costs related to the Acquisition, including employee-related severance and other integration related costs, totaling approximately $655 million in the aggregate; and

•	a positive mark-to-market adjustment of $84 million with respect to oil collars, interest rate derivatives and warrants.

Marketing and Midstream
The Marketing and Midstream Segment is expected to report pre-tax income results within guidance for the fourth quarter of 2019 excluding a negative $89 million mark-to-market adjustment.

Overhead Expenses
SG&A and other operating expenses in the fourth quarter of 2019 are expected to be $901 million in part due to seasonally higher environmental remediation charges. Synergy realizations are expected to lower overhead expenses to $2.2 billion in 2020.

Income Tax Expense
Income tax expense for the fourth quarter of 2019 is expected to be approximately $45 million on a Reported basis and $110 million on an Adjusted basis. The deferred income tax provision for the fourth quarter is expected to be approximately $25 million.

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this Current Report about Occidental’s expectations, plans or forecasts, including statements regarding preliminary financial and operational estimates that are not historical facts are forward-looking statements. These statements are typically identified by words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Actual results may differ from anticipated results, sometimes materially, and reported or expected results should not be considered an indication of future performance. Factors that could cause actual results to differ include, but are not limited to: general economic conditions that are less favorable than expected; Occidental’s indebtedness, including the substantial indebtedness Occidental incurred in connection with the Acquisition and the need to generate sufficient cash flows to service and repay such debt; Occidental’s ability to obtain the regulatory approvals required for the sale of Anadarko’s assets in Algeria and Ghana to Total may not be obtained on the terms expected or on the anticipated schedule or at all;  the possibility that Occidental may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Anadarko’s operations with those of Occidental; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the Acquisition; that Occidental is subject to intense competition and increased competition is expected in the future.

Factors that could cause actual results to differ and that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2018, and in Occidental’s other filings with the U.S. Securities and Exchange Commission (“SEC”).  Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, you should not place undue reliance on any such forward-looking statements.  Further, any forward-looking statement speaks only as of the date of this Current Report and, unless legally required, Occidental does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

	By:	/s/ Christopher O. Champion
	Name:	Christopher O. Champion
	Title:	Vice President, Chief Accounting Officer and Controller

Date: February 11, 2020